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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of
Park Place Entertainment and Subsidiaries:

    We consent to the incorporation by reference in Registration Statements No. 333-70853 on Form S-3 and No. 333-69507, 333-69513, 333-69515, and 333-70303 on Form S-8 of Park Place Entertainment Corporation of our report dated January 23, 2001, appearing in the Annual Report on Form 10-K, of Park Place Entertainment Corporation for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 26, 2001

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  INDEPENDENT AUDITORS' CONSENT